QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related Prospectus of American Equity Investment Life Holding Company for the registration of $250,000,000 of 5.25% Contingent Convertible Senior Notes due 2024, $10,000,000 of Series B 5.25% Contingent Convertible Senior Notes due 2024 and 17,968,210 shares of Common Stock, par value $1.00 per share and to the incorporation by reference therein of our report dated March 11, 2005, with respect to the consolidated financial statements and schedules of American Equity Investment Life Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and our report dated March 23, 2005 with respect to American Equity Investment Life Holding Company management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of American Equity Investment Life Holding Company, included in its Form 10-K/A, each filed with the Securities and Exchange Commission.

                    /s/  ERNST & YOUNG LLP

Des Moines, Iowa
March 31, 2005

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm